Exhibit 10.35

Amendment to Employment Agreement

Reference is made to the Employment Agreement entered into between New Energy Systems Group and Junfeng Chen on November 1, 2009 (“Employment Agreement”). Pursuant to negotiation, the parties agree to amend the Employment Agreement as follows:

1.	Jufeng Chen Shall keep serving as the CFO;
2.	Jufeng Chen’s salary shall be changed from RMB10,000 per month to RMB80,000 per month;
3.	The rest of the benefits shall remain the same.

New Energy System Group

By:	/s/ Weihe Yu
September 1, 2011